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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                           PENWEST PHARMACEUTICALS CO.

      Pursuant to RCW 23B.10.070 of the Washington Business Corporation Act, Edward Mendell Co., Inc., a Washington corporation, hereby amends and restates its Articles of Incorporation as follows:

                                 ARTICLE 1. NAME

      The name of the corporation is Penwest Pharmaceuticals Co.

                               ARTICLE 2. PURPOSE

      The purpose of the corporation is to engage in any business, trade or activity which may lawfully be conducted by a corporation organized under the Washington Business Corporation Act.

                     ARTICLE 3. REGISTERED OFFICE AND AGENT

      The address of the registered office of the corporation is Two Union Square, 601 Union Street, Seattle, Washington 98101, and the name of its registered agent is Bogle & Co.

                                ARTICLE 4. SHARES

      The total number of shares of stock which the corporation has authority to issue is 40,000,000 shares, consisting of 39,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share.

      The preferred stock may be issued from time to time in one or more series in any manner permitted by law and these Restated Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to the provisions hereof, the designations, preferences, limitations and relative rights of the shares of any series that is wholly unissued or to be established. Unless otherwise provided in the resolution establishing any series, the Board of Directors shall have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

                          ARTICLE 5. PREEMPTIVE RIGHTS
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      No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of the corporation.

                          ARTICLE 6. CUMULATIVE VOTING

      The right to cumulate votes in the election of directors shall not exist with respect to shares of stock of the corporation.

                               ARTICLE 7. DURATION

      The period of the corporation's duration shall be perpetual.

                              ARTICLE 8. DIRECTORS

      The directors shall be divided into three classes, designated Class I, Class II and Class III. Initially, Class I directors shall be elected for a term ending at the first annual meeting of shareholders after their election, Class II directors shall be elected for a term ending at the second annual meeting of shareholders after their election, and Class III directors shall be elected for a term ending at the third annual meeting of shareholders after their election. At each annual meeting of shareholders thereafter, successors to the class of directors whose term expires at that annual meeting shall be elected to serve until the third succeeding annual meeting of shareholders. If the number of directors is changed in the manner provided by the Bylaws, any increase or decrease shall be apportioned among the classes so that the number of directors in each class is as nearly equal as possible. A director shall hold office until the annual meeting of shareholders at which such director's term expires and until such director's successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Vacancies on the Board of Directors, including vacancies resulting from an increase in the number of directors, may be filled only by the affirmative vote of a majority of all the directors then in office (although less than a quorum) or by the sole remaining director. The term of a director elected to fill a vacancy shall expire at the next shareholders' meeting at which directors are elected.

      A director may be removed only for cause by affirmative vote of the holders of not less than two-thirds of the shares entitled to vote in the election of such director.

                                ARTICLE 9. BYLAWS

      The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of the corporation. The shareholders shall also have the power to adopt, amend or repeal the Bylaws of the corporation upon the affirmative vote of the holders of not less than two-thirds of the shares entitled to vote thereon.

               ARTICLE 10. AMENDMENTS TO ARTICLES OF INCORPORATION

      The corporation reserves the right to amend or repeal these Restated Articles of Incorporation in any manner permitted by law, and the rights of the shareholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in
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Articles 6, 8, 9, 10, 12 and 13 may be amended or repealed only upon the affirmative vote of the holders of not less than two-thirds of the shares entitled to vote thereon.

                  ARTICLE 11. LIMITATION OF DIRECTOR LIABILITY

      To the fullest extent permitted by the Washington Business Corporation Act as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its shareholders for monetary damages for conduct as a director. Any amendment to or repeal of this Article 11 shall not adversely affect any right or protection of a director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                   ARTICLE 12. SPECIAL SHAREHOLDERS' MEETINGS

      If the corporation is not a "Public Company" (as hereinafter defined), then special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board of Directors or the President of the corporation or by the holders of at least 25% of all the votes entitled to be cast on any issue proposed to be considered at such special meeting in accordance with RCW 23B.07.020. If the corporation is a Public Company, then special meetings of the shareholders may be called by the Board of Directors, the Chairman of the Board of Directors or the President of the corporation and may not be called by any other person. "Public Company" means a corporation that has a class of equity securities registered with the Securities and Exchange Commission pursuant to Section 12 or 15 of the Securities Exchange Act of 1934, as amended.

                     ARTICLE 13. SPECIAL VOTING REQUIREMENTS

      In addition to any affirmative vote required by law, by these Restated Articles of Incorporation or otherwise, any "Business Combination" (as hereinafter defined) involving the corporation shall be subject to approval in the manner set forth in this Article 13.

          Section 13.1. DEFINITIONS. For the purposes of this Article:

            13.1.1. "Business Combination" means (i) a merger, share exchange or consolidation of the corporation or any of its Subsidiaries with any other corporation; (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition or encumbrance, whether in one transaction or a series of transactions, by the corporation or any of its Subsidiaries of all or a substantial part of the corporation's assets otherwise than in the usual and regular course of business; or (iii) any agreement, contract or other arrangement providing for any of the foregoing transactions.

            13.1.2. "Continuing Director" means any member of the Board of Directors who was a member of the Board of Directors on October 1, 1997 or who is elected to the Board of Directors after October 1, 1997 upon the recommendation of a majority of the Continuing Directors voting separately and as a subclass of directors on such recommendation.

            13.1.3. "Subsidiary" means a corporation, a majority of the outstanding voting shares of which are owned, directly or indirectly, by the corporation.
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             Section 13.2. VOTE REQUIRED FOR BUSINESS COMBINATIONS.

            13.2.1. SUPERMAJORITY VOTE. Except as provided in subsections 13.2.2 and 13.2.3 hereof, the affirmative vote of the holders of not less than two-thirds of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of common stock or preferred stock, the affirmative vote of the holders of not less than two-thirds of the outstanding shares of such class or series, voting as a separate voting group, shall be required for the adoption or authorization of a Business Combination.

            13.2.2. MAJORITY VOTE. Notwithstanding subsection 13.2.1 hereof, if a Business Combination shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of directors, and if such Business Combination is otherwise required to be approved by the corporation's shareholders pursuant to the Washington Business Corporation Act, then the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of common stock or preferred stock, the affirmative vote of the holders of not less than a majority of the outstanding shares of such class or series, voting as a separate voting group, shall be required for the adoption or authorization of such Business Combination.

            13.2.3. NO SHAREHOLDER VOTE. Notwithstanding subsection 13.2.1 or
13.2.2 hereof, if a Business Combination shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of directors, and if such Business Corporation is not otherwise required to be approved by the corporation's shareholders pursuant to the Washington Business Corporation Act, then no vote of the shareholders of the corporation shall be required for approval of such Business Combination.
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                              ARTICLES OF AMENDMENT

                                       OF

                           PENWEST PHARMACEUTICALS CO.

      Pursuant to RCW 23B.10.060, the undersigned corporation adopts the following Articles of Amendment to its Amended and Restated Articles of Incorporation (the "Articles of Incorporation"):

      FIRST: The name of the corporation is Penwest Pharmaceuticals Co. (the "Corporation").

      SECOND: The Articles of Incorporation are hereby amended as follows:

            1. ARTICLE 4 is hereby amended by replacing the first paragraph thereof with the following paragraphs:

                  "Upon June 19, 1998, which is the date the Articles of Amendment effecting this provision were filed with the Secretary of State of Washington (the "Effective Date"), a 0.76-for-1 reverse stock split of the Corporation's common stock shall become effective, pursuant to which each 100 shares of common stock outstanding and held of record by each shareholder of the Corporation immediately prior to the Effective Date, shall, upon the Effective Date, automatically and without any further action by the Corporation or the holder of any such shares, be reclassified and combined into 76 shares of common stock.

                  After giving effect to the foregoing reverse stock split, the total number of shares of all classes of stock which the Corporation shall have the authority to issue is 40,000,000 shares, consisting of 39,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share."

      THIRD: The Amendment provides for a reverse stock split of shares of the Corporation's common stock, and the provisions for implementing the amendment are as follows: each 100 shares shall automatically be reclassified and combined into 76 shares of common stock, with the same per share par value of $0.001. No fractional shares of common stock shall be issued as a result of such reclassification and combination. In lieu of any fractional shares to which the shareholders would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair market value of the common stock as determined by the Board of Directors of the Corporation.

      FOURTH: The foregoing amendment was adopted by the Board of Directors of the Corporation on June 10, 1998, without shareholder action.
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      FIFTH and SIXTH: Pursuant to RCW 23B.10.020(4), shareholder action with regard to the amendment of the Articles of Incorporation of the Corporation was not required.



                                  PENWEST PHARMACEUTICALS CO.



Date:  June 18, 1998              By:  /s/ Tod R. Hamachek
       -------------                   ---------------------
                                  Its: President and Chief Executive Officer
                                       -------------------------------------
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                              ARTICLES OF AMENDMENT

                                       OF

                           PENWEST PHARMACEUTICALS CO.



      The following Articles of Amendment are executed by the undersigned, a Washington corporation:

      1. The name of the corporation is Penwest Pharmaceuticals Co.

      2. The Amended and Restated Articles of Incorporation, as amended, of the corporation are amended as follows:

            The first paragraph of Article 4 (Shares) is amended to read as follows:

                  "The total number of shares of stock which the corporation has authority to issue is 61,000,000 shares, consisting of 60,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share."

      3. The date of the adoption of the amendment by the shareholders of the corporation is June 2, 2004. The amendment was duly approved by the shareholders of the corporation in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040.



                                        PENWEST PHARMACEUTICALS CO.

Date:  June 2, 2004                     By:  /s/ Tod R. Hamachek
                                             ---------------------
                                        Name:  Tod R. Hamachek
                                        Title: Chief Executive Officer